The following section has
been added to Article I of the By-Laws effective
December 4, 1998:

		Section 11. Advance Notice
of Stockholder Nominees for Director
and Other Stockholder Proposals.
		(a)	The matters to be considered and
brought before any annual or special meeting of
stockholders of the Corporation shall be limited
to only such matters, including the nomination
and election of directors, as shall be brought
properly before such meeting in compliance with
the procedures set forth in this Section 11.
(b) For any matter to be properly
(c) before
 any annual meeting of stockholders, the matter
must be (i) specified in the notice of
annual meeting given by or at the direction
of the Board of Directors, (ii) otherwise
brought before the annual meeting by or at
the direction of the Board of Directors
or (iii) brought before the annual meeting
 in the manner specified in this Section 11(b)
 by a stockholder of record or a stockholder
(a "Nominee Holder") that holds voting securities
 entitled to vote at meetings of stockholders
through a nominee or "street name" holder of
 record and can demonstrate to the Corporation
 such indirect ownership and such Nominee
Holder's entitlement to vote such securities.
  In addition to any other requirements under
applicable law and the Certificate of
Incorporation and By-laws of the Corporation,
 persons nominated by stockholders for election
as directors of the Corporation and any
other proposals by stockholders shall be
properly brought before the meeting only
if written notice of any such matter to be
 presented by a stockholder at such meeting
 of stockholders (the "Stockholder Notice")
shall be delivered to the Secretary of the
Corporation at the principal executive
office  of the Corporation not less
than 90 nor more than 120 days prior
 to the first anniversary date of the
Corporation's annual meeting for the
preceding year; provided, however,
if and only if the annual meeting is
not scheduled to be held within a
period that commences 30 days before
such anniversary date and ends 30 days
after such anniversary date (an annual
meeting date outside such period being
referred to herein as an "Other Annual
Meeting Date"), such Stockholder Notice
 shall be given in the manner provided
herein by the later of the close of
business on (i) the date 90 days prior
 to such Other Annual Meeting Date or
(ii)the 10th day following the date
such Other Annual Meeting Date is first
publicly announced or disclosed.
Any Stockholder desiring to nominate
any person or persons (as the case may be)
 for election as a director or directors of
the Corporation shall deliver, as part of
such Stockholder Notice: (i) a statement in
 writing setting forth (A) the name of the
person or persons to be nominated, (B) the
 number and class of all shares of each
class of stock of the Corporation owned
of record and beneficially by each such
person, as reported to such stockholder
by such nominee(s), (C) the information
regarding each such person required by
paragraph (b) of Item 22 of Rule 14a-101
 under the Securities Exchange Act of 1934,
as amended (the "Exchange Act"),
adopted by the Securities and Exchange
Commission (or the corresponding
provisions of any regulation or rule
subsequently adopted by the Securities
 and Exchange Commission applicable
 to the Corporation), (D) whether such
 stockholder believes any nominee will
 be an "interested person" of the
Corporation (as defined in the Investment
 Company Act of 1940, as amended) and
, if not an "interested person",
information regarding each nominee that
 will be sufficient for the Corporation
to make such determination, and (E) the
number and class of all shares of each
class of stock of the Corporation owned
 of record and beneficially by such stockholder;
 (ii) each such person's signed consent to serve
 as director of the Corporation if elected (iii)
 such stockholder's name and address; and, (iv)
in the case of a Nominee Holder, evidence
establishing
 such Nominee Holder's indirect ownership of,
 and entitlement to vote, securities at the
 meeting of stockholders.  Any stockholder
 who gives a Stockholder Notice of any
matter proposed to be brought before the
 meeting (not involving nominees for director)
 shall deliver, as part of such Stockholder
Notice, the text of the proposal to be presented;
 a brief written statement of the reasons why
such stockholder favors the proposal; such
stockholder's name and address; the number and
 class of all shares of each class of stock
of the Corporation owned of record and
beneficially by such stockholder; if applicable,
 any material interest of such stockholder in
the matter proposed (other than as a stockholder);
 and, in the case of a Nominee Holder, evidence
establishing such Nominee
Holder's indirect ownership of, and entitlement
 to vote, securities at the meeting
of stockholders.
 As used herein, shares "beneficially owned"
shall mean all shares that such person is
deemed
to be beneficially own pursuant to Rules 13d-3
and 13d-5 under the Exchange Act.
		Notwithstanding anything in this
Section 11(b) to the contrary, in the event
that the number of directors to be elected
to the Board of Directors of the Corporation
is increased and either all of the nominees
for director or the size of the increased
Board of Directors are not publicly announced
 or disclosed by the Corporation at least 100
 days prior to the first anniversary of the
preceding year's annual meeting, a Stockholder
 Notice shall also be considered timely hereunder,
 but only with respect to nominees for any new
 positions created by such increase, if it shall
 be delivered to the Secretary of the Corporation
 at the principal executive office of the
Corporation not later than the close of
business on the 10th day following the
first date all of such nominees or the
size of the increased Board of Directors
shall have publicly announced or disclosed.
		(c)	Only such matters shall be
properly brought before a special meeting
of stockholders as shall have been brought
 before the meeting pursuant to the
Corporation's notice of meeting.  In the
 event the Corporation calls a special
meeting of stockholders for the purpose
of electing one or more directors to the
 Board of Directors, any stockholder may
 nominate a  person or persons (as the case may be),
 for election to such position(s) as specified in
 the Corporation's notice of meeting, if the
Stockholder Notice required by Section 11(b) hereof
 shall be delivered to the Secretary of the
Corporation at the principal executive office
 of the Corporation not later than the close
of business on the 10th day following the day
on which the date of the special meeting and
of the nominees proposed by the Board of
Directors to be elected at such meeting
is publicly announced or disclosed.
		(d)	For purposes of this Section 11,
a matter shall be deemed to have been "publicly announced
 or disclosed" if such matter is disclosed in a press
 release reported by the Dow Jones News Service,
Associated Press or comparable national news service
 or in a document publicly filed by the Corporation
 with the Securities and Exchange Commission.
		(e)	In no event shall the adjournment
of annual meeting, or any announcement thereof,
commence a new period of the giving of notice as
 provided in this Section 11.  This Section 11
shall not apply to stockholder proposals made
pursuant to Rule 14a-8 under the Exchange Act.
(f)	The person presiding at any meeting of
stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this section 11 and, if not so given, shall direct and declare at the meeting that such nomination and other matters shall not be considered.


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